CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Winton Diversified Opportunities Fund:

We consent to the use of our report dated December 23, 2016, with respect to the consolidated financial statements of the Winton Diversified Opportunities Fund (and subsidiary) as of October 31, 2016, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                                   /s/ KPMG LLP

Philadelphia, Pennsylvania
June 30, 2017